UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 13, 2004

                                   __________


                               Liz Claiborne, Inc.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                  001-10689                13-2842791
            --------                  ---------                ----------
 (State or other Jurisdiction of   (Commission File          (I.R.S. Employer
 Incorporation or Organization)        Number)            Identification Number)


     1441 Broadway, New York, New York                             10018
     ---------------------------------                             -----

  (Address of Principal Executive Offices)                       (Zip Code)


                                 (212) 354-4900
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

      The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.

ITEM 1.02.  Termination of a Material Definitive Agreement.
            ----------------------------------------------

      As discussed in Item 2.03 below, the Company entered into the New Credit Facility, which replaces the Company's pre-existing 364-day credit facility and three-year credit facility, both of which have terminated in connection with the New Credit Facility.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
            -------------------------------------------------------------------

      On October 13, 2004, Liz Claiborne, Inc. (the "Company") announced that it entered into a $750 million, five-year revolving credit facility (the "New Credit Facility") with a syndicate of financial institutions, led by JPMorgan Chase Bank, as Administrative Agent, and Bank of America, N.A., Citibank, N.A., SunTrust Bank and Wachovia Bank, National Association, as Syndication Agents. A portion of the New Credit Facility not in excess of $250 million shall be available for the issuance of letters of credit. Additionally, at the request of the Company, the New Credit Facility may be increased at any time or from time to time by an aggregate principal amount of up to $250 million with only the consent of the lenders (which may include new lenders) participating in such increase. The New Credit Facility includes a $150 million multi-currency revolving credit line, which permits the Company to borrow in U.S. dollars, Canadian dollars and Euros. The New Credit Facility replaces the Company's pre-existing 364-day credit facility and three-year credit facility, both of which have terminated in connection with the Company entering into the New Credit Facility. The New Credit Facility has substantially similar terms and conditions to those of the credit facilities that the New Credit Facility replaces.


      The funds available under the New Credit Facility may be used to refinance existing debt, provide working capital and for general corporate purposes of the Borrower, including, without limitation, the repurchase of its capital stock and the support of its commercial paper program.

      The New Credit Facility will expire on October 13, 2009, at which time all outstanding amounts under the New Credit Facility will be due and payable.

      The New Credit Facility contains representations, warranties, covenants and events of default customary for financings of this type, including, without limitation, covenants requiring the Company to maintain a maximum ratio of Consolidated Total Debt to Consolidated EBITDA (as such terms are described in the New Credit Facility) and a minimum ratio of EBITDAR to Consolidated Interest Expense plus Consolidated Rental Expense (as such terms are described in the New Credit Facility). The New Credit Facility also includes covenants restricting the Company's ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of its assets (including equity interests), liquidate or dissolve, make investments, loans, advances, guarantees and acquisitions, engage in transactions with affiliates, and enter into businesses that are not Permitted Lines of Business (as such term is defined in the New Credit Facility).

      In the event of a default by the Company under the New Credit Facility, JPMorgan Chase Bank may terminate the New Credit Facility and declare the loans then outstanding, including any accrued interest thereon and all fees and other obligations of the Company accrued under the New Credit Facility, to be due and payable immediately.

ITEM 9.01   Financial Statements and Exhibits
            ---------------------------------

(c)   Exhibits

   Exhibit No.    Description
   -----------    -----------

      10.1 Five-Year Credit Agreement, dated as of October 13, 2004, among Liz Claiborne, Inc., the Lenders party thereto, Bank of America, N.A., Citibank, N.A., SunTrust Bank and Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LIZ CLAIBORNE, INC.


                                    By: /s/ Nicholas Rubino
                                       ----------------------------------------
                                       Nicholas Rubino
                                       Vice President, Deputy General Counsel
                                       and Secretary

Date: October 18, 2004

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number    Description
--------------    -----------

      10.1 Five-Year Credit Agreement, dated as of October 13, 2004, among Liz Claiborne, Inc., the Lenders party thereto, Bank of America, N.A., Citibank, N.A., SunTrust Bank and Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent.